UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2009, Selectica, Inc. (the “Company”) received a letter of reprimand (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) pursuant to Nasdaq Listing Rule 5810(c)(4) that the Company violated certain requirements of Nasdaq Listing Rules 5605(c)(2)(A), 5605(d)(1) and 5605(e)(1) that non-independent directors are precluded from serving on the Company’s audit, nominating and compensation committees and that the Company failed to report such violations to Nasdaq at the time it learned of them in violation of Nasdaq Listing Rule 5625.

As disclosed in the Company current report on Form 10-K, filed July 9, 2009 (the “Form 10-K”), upon the resignation of the Company’s former Chief Executive Officer, Robert Jurkowski, Ms. Zawatski and Mr. Thanos became Co-Chairs of the Company’s Board of Directors and assumed increased responsibilities on an interim basis for overseeing operational matters of the Company.

The Company conducted a review of its corporate governance policies and practices in early 2009, and on May 20, 2009 determined that the responsibilities of Ms. Zawatski and Mr. Thanos had evolved over time to the point that collectively they were acting in a capacity similar to that of chief executive officers and therefore were no longer independent. At that time, Ms. Zawatski and Mr. Thanos resigned from the audit, compensation and nominating committees of the Company’s Board of Directors. The Nasdaq noted that at this point the Company should have notified the Nasdaq pursuant to Nasdaq Listing Rule 5625. The Company disclosed the corporate governance review and Ms. Zawatski and Mr. Thanos’s resignations from the audit, compensation and nominating committees in its Form 10-K.

In its Letter the Nasdaq noted that notwithstanding its failure to comply with continued listing requirements, the Company’s failures were not the result of deliberate intent to avoid compliance and the Company acted promptly to cure them. In issuing the Letter, the Nasdaq considered (i) that the Company has not demonstrated a pattern of non-compliance, (ii) once the compliance issue was discovered it was promptly cured in an effective manner, (iii) the Company’s violations appeared inadvertent and (iv) the Company has stated its intention to carefully monition Nasdaq requirements to ensure future compliance.

As required by Nasdaq Listing Rule 5810(b), the Company has issued a press release as of October 5, 2009, reporting the receipt of the Notice and the Nasdaq Listing Rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated October 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: October 5, 2009	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated October 5, 2009